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Exhibit 3.22

LABC Productions, Inc.

Bylaws

as of

March 18, 2005

LABC PRODUCTION, INC.

BYLAWS

LABC PRODUCTIONS, INC.
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BYLAWS
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ARTICLE I
OFFICES

        Section 1. PRINCIPAL OFFICES. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the state of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall likewise fix and designate a principal business office in the State of California

        Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of California as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS

        Section 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principle executive office of the corporation.

        Section 2. ANNUAL MEETINGS OF SHAREHOLDERS. The annual meetings of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

        Section 3. NOTICE OF ANNUAL MEETING. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder entitled to vote thereat not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting. Notice may be sent by third-class mail only if the outstanding shares of the corporation are held of record by 500 or more persons (determined as provided in section 605 of the California General Corporation Law) on the record date for the shareholders' meeting.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS

        Section 1. SPECIAL MEETINGS. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of California as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. SPECIAL MEETING CALL. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than 10 percent of all the shares entitled to vote at the meeting and if the corporation has a chairman of the board of directors, special meetings of the shareholders may be called by the chairman.

        Section 3. NOTICE OF SPECIAL MEETING. Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date fixed for the meeting. Notice may be sent by third-class mail only if the outstanding shares of the corporation are held of record by 500 or more persons (determined as provided in section 605 of the California General Corporation Law) on the record date for the shareholders' meeting.

        Section 4. BUSINESS TRANSACTED AT A SPECIAL MEETING. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV
QUORUM AND VOTING OF STOCK

        Section 1. QUORUM. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

        Section 2. QUORUM; ACTION. If a quorum is present, the affirmative vote of a majority of the shares of stock represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum), shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

        Section 3. VOTING. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected, or, upon satisfaction of the requirements set forth in Section 708(b) of the California General Corporation Law, to cumulate the vote of said shares, and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or to distribute the votes on the same principle among as many candidates as he may see fit. Section 708(b) of the California General Corporation Law provides that no shareholder shall be entitled to cumulate votes for any candidate for the office of director unless such candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes.

        Section 4. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the articles, any action, which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. Election by shareholders of a director to fill a vacancy not filled by the directors, if by written consent, requires the consent of a majority of the outstanding shares entitled to vote. An election by shareholders to fill a vacancy created by removal, if by written consent, requires the unanimous consent of all shares entitled to vote for the election of directors.

ARTICLE V
DIRECTORS

        Section 1. NUMBER OF DIRECTORS; TERM OF OFFICE. The number of directors shall be determined from time to time by the board of directors. Directors need not be residents of the State of California or shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

        Section 2. VACANCIES. Unless otherwise provided in the articles of incorporation, vacancies, except for a vacancy created by the removal of a director, may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. Unless otherwise provided in the articles of incorporation any vacancy created by the removal of a director shall be filled by the shareholders by the vote of a majority of the shares entitled to vote at a meeting at which a quorum is present. Any vacancies, which may be filled by directors and are not filled by the directors, may be filled by the shareholders by a majority of the shares entitled to vote at a meeting at which a quorum is present.

        Section 3. POWERS. The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

        Section 4. BOOKS OF THE CORPORATION. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of California, at such place or places as they may from time to time determine.

        Section 5. BOARD COMPENSATION. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS

        Section 1. MEETINGS. Meetings of the board of directors, regular or special, may be held either within or without the State of California.

        Section 2. PLACE OF MEETINGS. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

        Section 3. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

        Section 4. ATTENDANCE; WAIVER OF NOTICE. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

        Section 5. QUORUM. A majority of the authorized directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 6. ACTION TAKEN BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII
NOTICES

        Section 1. NOTICE OF MEETING. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication or electronic mail. Notice to any shareholder shall be given at the address furnished by such shareholder for the purpose of receiving notice. If such address is not given and if no address appears on the records of the corporation for such shareholder, notice may be given to such shareholder at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which said principal executive office is located. If a notice of a shareholders' meeting is sent by mail it shall be sent by first-class mail, or, in case the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the record date for the shareholders' meeting, notice may be by third-class mail.

        Section 2. WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII
COMMITTEES

        Section 1. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

          (a)   the approval of any action which, under the General Corporation Law of California, also requires the shareholders' approval or approval of the outstanding shares;

          (b)   the filling of vacancies on the board of directors or in any committee;

          (c)   the fixing of compensation of the directors for serving on the board or on any committee;

          (d)   the amendment or repeal of bylaws or the adoption of new bylaws;

          (e)   the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

          (f)    a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

          (g)   the appointment of any other committees of the board of directors or the members thereof.

        Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article V of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee, special meetings of committees may also be called by resolution of the board of directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE IX
OFFICERS

        Section 1. OFFICERS. The officers of the corporation, except those elected in accordance with Sec. 210 of the California General Corporation Law, shall be chosen by the board of directors and shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vide presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 2 of this Article IX. Any number of offices may beheld by the same person.

        Section 2. SUBORDINATE AND OTHER OFFICERS. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

        Section 3. TERM OF OFFICE; VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

        Section 4. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at the meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5 of this Article IX.

        Section 5. THE PRESIDENT. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

        Section 6. VICE-PRESIDENTS. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 7. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

        Section 8. CHIEF FINANCIAL OFFICER. The chief financial officer shall be the treasurer and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        Section 9. SUBORDINATE OFFICERS. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. The assistant treasurers, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

        Section 1. INDEMNIFICATIAON. The corporation shall, to the maximum extent permitted by the General Corporation Law of California, indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the corporation and shall advance to such director or officer expenses incurred in defending any such proceeding to the maximum extent permitted by such law. For purposes of this Article X, a "director" or "officer" of the corporation includes any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. The board of directors may in its discretion provide by resolution for such indemnification of, or advance of expenses to, other agents of the corporation, and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the California General Corporation Law.

ARTICLE XI
SHARE CERTIFICATES

        Section 1. SHARE CERTIFICATES. Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the chief financial officer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares and the class or series of shares owned by him in the corporation. If the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate either (1) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares to be issued and upon the holders thereof; or (2) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the articles and any certificates of determination establishing the same; or (3) a statement setting forth the office or agency of the corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in item (1) heretofore. Every certificate shall have noted thereon any information required to be set forth by the California General Corporation Law and such information shall be set forth in the manner provided by such law. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

        Section 2. LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

        Section 3. TRANSFERS OF SHARES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

        Section 4. CLOSING OF TRANSFER BOOKS. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

        Section 5. RECORD DATE. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

        Section 6. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of California.

ARTICLE XII
GENERAL CORPORATE MATTERS

        Section 1. DIVIDENDS. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation and the California General Corporation Law.

        Section 2. DIVIDEND; PAYMENT. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

        Section 5. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the date of its incorporation and the words "Corporate Seal, California". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

        Section 6. ANNUAL REPOERT TO THE SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing an annual or other period reports to the shareholders of the corporations, as they deem appropriate.

ARTICLE XIII
AMENDMENTS

        Section 1. BYLAW AMENDMENTS. These bylaws may be altered, amended or repealed or new bylaws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. The board of directors shall not make or alter any bylaw specifying a fixed number of directors or the maximum or minimum number of directors and the directors shall not change a fixed board to a variable board or vice versa in the bylaws. The board of directors shall not change a bylaw, if any, which requires a larger proportion of the vote of directors for approval than is required by the California General Corporation Law.

ARTICLE XIV
GENERAL

        Section 1. GOVERNING LAW. This corporation is organized under the provisions of the California General Corporation Law (Corporations Code Section 100-2319) as in effect on the date of filing of its original articles of incorporation. The corporate affairs of this corporation shall be governed by and conducted in accordance with the provisions of the California General Corporation Law, as the same presently exist and are from time to time hereafter amended or superseded, except in those instances where the articles of incorporation or bylaws of this corporation, now or through amendment hereafter, may adopt alternative rules which are permissible under the California General Corporation Law. Any provision (or portion thereof) in these bylaws which is not permissible under the California General Corporation Law or is inconsistent with the articles of incorporation of this corporation (as they may from time to time be amended and supplemented) is void, but the balance of these bylaws shall nevertheless be valid and effective.

        Section 2. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

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